CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of The Purisima Funds and to the use of our report dated September 16, 2005 on the financial statements and financial highlights of The Purisima Total Return Fund, a series of The Purisima Funds. Such financial statements and financial highlights appear in the 2005 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
November 22, 2005